UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 4, 2007
Date of Report (Date of Earliest Event Reported)

Neurologix, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-13347	06-1582875
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Bridge Plaza, Fort Lee, New Jersey 07024
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (201) 592-6451

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John E. Mordock, President and Chief Executive Officer

On December 4, 2007, Neurologix, Inc. (the “Company”) and John E. Mordock, the Company’s President and Chief Executive Officer, entered into an employment agreement (the “Mordock Employment Agreement”).  The Mordock Employment Agreement is more fully described on the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on September 20, 2007.

The Mordock Employment Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Marc Panoff, Chief Financial Officer, Treasurer and Secretary

On December 4, 2007, the Company and Marc Panoff, the Company’s Chief Financial Officer, Treasurer and Secretary, entered into an employment agreement (the “Panoff Employment Agreement”).  The Panoff Employment Agreement is more fully described on the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on September 20, 2007.

The Panoff Employment Agreement is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Mordock Employment Agreement between John E. Mordock and Neurologix, Inc., dated as of December 4, 2007.

10.2	Panoff Employment Agreement between Marc Panoff and Neurologix, Inc., dated as of December 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

NEUROLOGIX, INC.

Date: December 4, 2007	By:	/s/ Marc L. Panoff
	Name:	Marc L. Panoff
	Title:	Chief Financial Officer, Secretary and Treasurer